Exhibit 99.3

Steiner Leisure Employee FAQ

Transaction

1.	What was announced today?

•	Steiner announced today that we have entered into a definitive merger agreement under which an affiliate of Catterton will acquire all of the outstanding shares of Steiner for $65.00 per share in cash.
•	Following the close of the transaction, which is expected to occur in the fourth quarter of 2015 or early in 2016, Steiner will be a privately-owned company and will no longer be traded on NASDAQ.

2.	Why?

•	Our Board of Directors, through a Special Committee of independent directors, unanimously concluded that this transaction is in the best interest of our shareholders.
•	As a private company, Steiner will have greater flexibility to focus on our future goals and improve our role as a global provider and innovator in beauty, wellness and education.
•	We are excited about this transaction with Catterton, who recognizes the strength of our brands and our team.
•	We are confident that with Catterton’s support and expertise in our industry, we will drive growth and innovation, creating significant value for all of our stakeholders – including our valued employees.

3.	Who is Catterton?

•	Based in Greenwich, CT, Catterton is a leading consumer-focused private equity firm.
•	Catterton has a 26-year track record of supporting the growth of many of the most successful retail and consumer companies.
•	The firm also has extensive expertise in our industry, having invested in businesses in the beauty, health and wellness space such as Cover FX, StriVectin, Frederic Fekkai, CorePower Yoga and Pure Barre, as well as other successful consumer concepts such as Restoration Hardware, Outback Steakhouse and Build-A-Bear Workshop.
•	We believe Catterton understands and values the strength of our brands and services, and knows what it takes to maintain and grow a brand and take businesses to the next level.
•	For more information, please visit www.catterton.com.

4.	Why was Catterton interested in Steiner and how will this benefit our company and customers?

•	Catterton’s decision to acquire Steiner indicates the tremendous value they see in our company and the significant opportunities Steiner has for future growth and success.
•	Catterton has great confidence in the Steiner team, and is excited about the Company’s future.
•	With the support of a leading consumer investor, we only expect to get better at what we do – offering the best products and unique spa experiences our customers have come to expect from us.

5.	What are terms of the deal? What do Steiner shareholders gain from this?

•	Steiner has entered into a definitive merger agreement under which an affiliate of Catterton will acquire all of the outstanding shares of Steiner for $65.00 per share in cash. The total transaction value, including assumed debt, is approximately $925 million.
•	The transaction provides cash value for all Steiner shareholders.
•	The purchase price represents a premium of approximately 21.5% over Steiner’s 90 day weighted-average closing share price on August 20, 2015, the last trading day prior to today’s announcement.

6.	Has the Steiner Board of Directors approved the transaction?

•	Yes, the Steiner Board of Directors unanimously approved the transaction.

7.	What does it mean for Steiner to transition from a public company to a private company?

•	Steiner’s stock will no longer be publicly traded on the NASDAQ stock market and the trading of our stock will cease on the date the transaction closes.
•	In general, this transaction will have little to no effect on our day-to-day responsibilities or how we conduct business.

8.	When is the transaction expected to close? What approvals are needed?

•	The transaction is expected to close in the fourth quarter of 2015 or early in 2016, and is subject to the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, other regulatory approvals and approval of Steiner shareholders.

Operations

9.	Will the Company continue to operate as Steiner?

•	Yes. This is simply a change in ownership. An affiliate of Catterton will own Steiner instead of the public shareholders we have today.

10.	What now will change as a result of this ownership transition?

•	We remain committed to our mission, vision and strategies.
•	With this in mind, you should expect us to operate in a business as usual manner moving forward.
•	As such, it goes without saying that we all remain committed to serving our customers with the same high level of service they have come to expect from Steiner.

11.	Who will run the Company? Will there be changes in executive leadership?

•	Our operations will remain the same after this transaction and our management team will continue to run the business.

12.	Will there be any layoffs as a result of this transaction? Will reporting structures change?

•	There are no planned changes as a direct result of this transaction.
•	Ultimately, we believe this transaction will provide new opportunities for growth and advancement for Steiner employees.
•	Catterton has great confidence in the Steiner team, and is excited about the future of Steiner.

13.	Will there be any changes to the Steiner offices?

•	There are no planned changes as a direct result of this transaction.

Benefits

14.	Will this announcement with impact current salaries and benefits for Steiner employees?

•	We do not expect significant changes for employees to our compensation and benefits program as a result of this transaction.
•	Because Steiner will no longer have a publicly traded stock, team members with stock grants as part of their compensation will be provided with additional information regarding their individual plan directly.

15.	I participate in the 401(k) Plan. What is the impact of this change?

•	The 401(k) Plan will not change as a direct result of this transaction.

16.	I have vested unrestricted stock. What is the impact of this change?

•	Following close of the transaction, which is expected to occur in the fourth quarter of 2015 or early in 2016, each share will be cancelled and converted into the right to receive $65.00 in cash per share.
•	Details will be provided to team members who hold vested unrestricted stock.

17.	I have unvested restricted stock and/or unvested restricted stock with performance and/or time-based conditions. What is the impact of this change?

•	As with vested unrestricted stock, all unvested restricted shares will be cancelled and converted into the right to receive $65.00 in cash per share.
•	Details will be provided to team members who hold unvested restricted stock.

Inquiries

18.	How should team members handle inquiries from customers regarding this change?

•	While you do not need to reach out proactively to clients or customers, if you are customer facing and asked directly about the transaction, you should state:

“Thanks for your inquiry. Yes, Steiner announced that our company has entered into an agreement to be acquired. While this will result in a change to Steiner’s ownership structure, as a customer, you should expect business as usual and absolutely no change in our commitment to provide you with the absolute best products and services that you have come to rely on from Steiner.”

19.	How should team members handle inquiries from the media or shareholders / investors / analysts?

•	If you receive inquiries from the media and others outside Steiner, please direct them to Christina Sullivan our Senior Director of Corporate Human Resources, at 305-284-1457 or Christina.sullivan@steinerleisure.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Catterton Partners and its affiliates. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at http://www.steinerleisure.com or by directing a request to: Steiner Leisure Limited, c/o Steiner Management Services, 770 S. Dixie Highway, Coral Gables, Florida 33146, Attn: Investor Relations, (305) 284-1417.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s definitive proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on April 30, 2015, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Forward-Looking Statements

Any statements in this communication about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.